EXHIBIT 23.2






                              CONSENT OF COUNSEL

We hereby consent to the reference to us in the Prospectus constituting part of this Pre-Effective Amendment No. 2 to Registration Statement on Form S-1, under the captions "Summary - Tax Status of Each Series," "Federal Income Tax Consequences," "Legal Matters" and "Experts."

New York, New York
March 11, 2005



                                        /s/Sidley Austin Brown & Wood LLP